Exhibit 4.11

AMENDMENTS TO THE SPECIAL AGREEMENT ON THE CAPITAL INCREASE OF GUANGZHOU

EHANG INTELLIGENT TECHNOLOGY CO., LTD.

These Amendments to the Special Agreement on the Capital Increase of Guangzhou EHang Intelligent Technology Co., Ltd., dated as of October 21, 2020 (this “Agreement”), are made by and among the following parties:

(1)	Huazhi Hu and Weixian Xia (“Party A”);

(2)	EHang Intelligent Equipment (Guangzhou) Co., Ltd., with the address: Building C, No.72, Nanxiang Second Road, Science City of Guangzhou Hi-Tech Industrial Development Zone, PRC (“Party B”);

(3)	Guangzhou EHang Intelligent Technology Co., Ltd., with the address: Room 402 (only for office use), 4th floor, Auxiliary Building, No. 11, Aoti Road, Tianhe District, Guangzhou, PRC (“Party C”); and

(4)	Shuai Feng (“Party D”).

WHEREAS:

1.    Party A Huazhi Hu, Party B and Party C entered into that certain Special Agreement on the Capital Increase of Guangzhou EHang Intelligent Technology Co., Ltd. as of February 22, 2019 (the “Capital Increase Agreement”).

2.    Party A Huazhi Hu intends to transfer all of his equity interest in Party C to Party D.

NOW, THEREFORE, the parties hereby agree to amend the Capital Increase Agreement and any amendments thereto as follows:

1.	The parties hereto agree that all the rights and obligations of Party A Huazhi Hu under the Capital Increase Agreement and any amendments thereto shall be assigned to Party D.

2.	This Agreement shall come into effect upon the execution of the equity transfer agreement in respect of the transfer by Party A Huazhi Hu of all his equity interest in Party C to Party D.

3.

Except as expressly provided herein, the terms and conditions of the Capital Increase Agreement and any amendments thereto shall remain in full force and effect. If there is any conflict between this Agreement and the Capital Increase Agreement and any amendments thereto, this Agreement shall prevail.

4.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

Party A:

Huazhi Hu (signature): /s/ Huazhi Hu

Weixian Xia (signature): /s/ Weixian Xia

Party B: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.

Party D:

Shuai Feng (signature): /s/ Shuai Feng

[Signature Page]

AMENDMENTS TO THE SPECIAL AGREEMENT ON THE CAPITAL INCREASE OF GUANGZHOU

EHANG INTELLIGENT TECHNOLOGY CO., LTD.

These Amendments to the Special Agreement on the Capital Increase of Guangzhou EHang Intelligent Technology Co., Ltd., dated as of September 7, 2020 (this “Agreement”), are made by and among the following parties:

(1)	Huazhi Hu and Yifang Xiong (“Party A”);

(2)	EHang Intelligent Equipment (Guangzhou) Co., Ltd., with the address: Building C, No.72, Nanxiang Second Road, Science City of Guangzhou Hi-Tech Industrial Development Zone, PRC (“Party B”);

(3)	Guangzhou EHang Intelligent Technology Co., Ltd., with the address: Room 402 (only for office use), 4th floor, Auxiliary Building, No. 11, Aoti Road, Tianhe District, Guangzhou, PRC (“Party C”); and

(4)	Weixian Xia (“Party D”).

WHEREAS:

1.    Party A, Party B and Party C entered into that certain Special Agreement on the Capital Increase of Guangzhou EHang Intelligent Technology Co., Ltd. as of February 22, 2019 (the “Capital Increase Agreement”).

2.    Yifang Xiong intends to transfer all of his equity interest in Party C to Party D.

NOW, THEREFORE, the parties hereby agree to amend the Capital Increase Agreement and any amendments thereto as follows:

1.	The parties hereto agree that all the rights and obligations of Yifang Xiong under the Capital Increase Agreement and any amendments thereto shall be assigned to Party D.

2.	This Agreement shall come into effect upon the execution of the equity transfer agreement in respect of the transfer by Yifang Xiong of all his equity interest in Party C to Party D.

3.

Except as expressly provided herein, the terms and conditions of the Capital Increase Agreement and any amendments thereto shall remain in full force and effect. If there is any conflict between this Agreement and the Capital Increase Agreement and any amendments thereto, this Agreement shall prevail.

4.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

Party A:

Huazhi Hu (signature): /s/ Huazhi Hu

Yifang Xiong (signature): /s/ Yifang Xiong

Party B: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.

Party D:

Weixian Xia (signature): /s/ Weixian Xia

[Signature Page]